Exhibit 99(f)1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350


In connection with the accompanying Quarterly Report on Form 10-Q of Savannah Electric and Power Company for the quarter ended March 31, 2003, I, A. R. James, President and Chief Executive Officer, hereby certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

     (1) such Quarterly Report on Form 10-Q of Savannah Electric and Power Company for the quarter ended March 31, 2003, which this statement accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in such Quarterly Report on Form 10-Q of Savannah Electric and Power Company for the quarter ended March 31, 2003, fairly presents, in all material respects, the financial condition and results of operations of Savannah Electric and Power Company.


                                                /s/A. R. James
                                                  A. R. James
                                     President and Chief Executive Officer

Date:  May 13, 2003


A signed original of this written statement required by Section 906 has been provided to Savannah Electric and Power Company and will be retained by Savannah Electric and Power Company and furnished to the Securities and Exchange Commission or its staff upon request.